Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232, 333-177148, 333-191817, 333-192716, 333-197948 and 333-200463 on Form S-8 and Nos. 333-74590, 333-110477, and 333-112452 on Form S-3 of our reports dated February 29, 2016, relating to the consolidated financial statements and financial statement schedule of Scientific Games Corporation and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of new accounting standards), and the effectiveness of Scientific Games Corporation and subsidiaries’ internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 29, 2016